UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2024

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55575	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road
Suite 140
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.368.2000

Prior address and phone number:

2468 Historic Decatur Road, Suite 140
San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

619.353.0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2024, Sigyn Therapeutics, Inc. (the “Company”) entered into a Share Surrender Agreement with Craig Roberts, Chief Technical Officer and member of the board of directors of the Company (the “Shareholder”), whereas the parties agreed that 2,564,000 shares of common stock, par value $0.001, shall be surrendered by the Shareholder to the Company for cancellation and shall subsequently not be held as treasury shares or represent any claim against the Company whatsoever, effective immediately. The foregoing summary of the Share Surrender Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

As a result of the Share Surrender Agreement described in Item 1.01, and the conversion of various convertible notes since the date of the Company’s most recent Quarterly Report on Form 10-Q, the Company is reporting that as of the date hereof, it has 48,972,602 shares of common stock outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Surrender Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: January 11, 2024	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO